Exhibit 10.1

Execution Version

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of April 18, 2026, is by and among TopBuild Corp., a Delaware corporation (the “Company”) and the persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, the Company, QXO, Inc., a Delaware corporation (“Parent”), Titanium MergerCo, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Titanium Merger Sub”) and Titanium MergerCo 2, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“Forward Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, as of the date of this Agreement, excluding any warrants to purchase Common Stock (as defined below) (“Warrants”), each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.00001 per share, of Parent (the “Common Stock”) and the number of shares of Convertible Perpetual Preferred Stock, par value $0.001 per share, of Parent (the “Convertible Preferred Stock” and, together with the Common Stock, the “Shares”), set forth next to such Stockholder’s name on Schedule A hereto (collectively with respect to each Stockholder, the “Owned Shares” and, together with any additional Shares of which, including through the exercise of the Warrants, such Stockholder acquires record or beneficial ownership after the date of this Agreement, such Stockholder’s “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Mergers, the parties hereto are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.             Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a)           “Termination Date” means the earlier to occur of (i) the Forward Merger Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the time that the Parent Stockholder Approval has been obtained.

(b)           A person shall be deemed to have effected a “Transfer” of a security if such person, whether voluntarily or involuntarily, directly or indirectly (i) offers, sells, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of such security or any interest in such security, (ii) creates or permits to exist any pledge, lien, charge, mortgage, encumbrance, hypothecation or security interest of any kind or nature whatsoever on such security, except, in the case of each item described in clause (ii), that would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact the Stockholders’ ability to perform its obligations hereunder, (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii). For the avoidance of doubt, any direct or indirect transfer of equity or other interests in the Stockholder by its equityholders shall not constitute a Transfer.

2.             Transfer Restrictions. From the date of this Agreement until the Termination Date, each Stockholder agrees not to Transfer any of the Covered Shares; provided, however, that any Stockholder may (a) convert any Convertible Preferred Stock into Common Stock in accordance with the terms thereof (which shall remain Covered Shares) or (b) Transfer any Covered Shares to any Person (including, for the avoidance of doubt, any other Stockholder or any Affiliate of any such Stockholder or any family member (including a trust for such family member’s benefit) of Brad R. Jacobs) so long as the transferee of such Covered Shares agrees in writing reasonably satisfactory to the Company to be bound by and subject to the terms and provisions of this Agreement. Any Transfer of any Covered Shares in violation of this Section 2  shall be null and void and of no effect whatsoever.

3.             Agreement to Vote.

(a)            From the date of this Agreement until the Termination Date, subject to the terms of this Agreement, at any meeting of the stockholders of Parent (and at any adjournment or postponement thereof) to vote on any matter contemplated by this Agreement or the Merger Agreement, each Stockholder shall vote, and shall cause or direct to be voted, all of such Stockholder’s Covered Shares:

(i)             in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Parent Stockholder Approval on the date on which such meeting is held and the Company proposes or requests such postponement or adjournment in accordance with the Merger Agreement;

(ii)            in favor of the approval of the Parent Share Issuance in connection with the Mergers; and

(iii)           in favor of any other matter or action necessary for the consummation of the transactions contemplated by the Merger Agreement, including the Mergers.

(b)           Each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of Parent or adjournment or postponement thereof (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of calculating a quorum and to vote on any matter contemplated by this Agreement. Each Stockholder shall vote all of its Covered Shares in accordance with this Section 3.

(c)            Notwithstanding anything in this Agreement to the contrary, each Stockholder shall remain free to vote (or execute proxies with respect to) the Covered Shares with respect to any matter not covered by Section 3(a) in any manner the Stockholder deems appropriate.

(d)           Nothing in this Agreement, including this Section 3, shall limit or restrict any Stockholder, Affiliate or designee of any Stockholder who serves as a member of the Parent Board in acting in his or her capacity as a director of Parent and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement applies to each Stockholder solely in its capacity as a stockholder of Parent and does not apply to, and shall not limit or affect in any manner, any such Stockholder, Affiliate or designee’s actions, judgments or decisions as a director of Parent.

4.             Representations and Warranties of the Stockholders. Each Stockholder, solely with respect to such Stockholder and severally and not jointly, as of the date hereof, hereby represents and warrants to the Company as follows:

(a)            Power; Organization; Binding Agreement. Such Stockholder has full power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing under the applicable law of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by the Company, this Agreement is enforceable against such Stockholder in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Limitations”).

(b)           No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever (other than Permitted Liens or those created by this Agreement) on any of the assets or properties of such Stockholder, (iii) violate any applicable law or order or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder.

(c)           Ownership of Covered Shares. Such Stockholder is the record or beneficial owner of such Stockholder’s Covered Shares. As of the date of this Agreement, other than the Owned Shares and Warrants, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent.

(d)           Voting Power. Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement owned by such Stockholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e)            Reliance by the Company. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance on such Stockholder’s execution and delivery of this Agreement.

(f)            Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by such Stockholder of any of its obligations hereunder.

(g)           No Inconsistent Agreements. Except as contemplated by this Agreement, such Stockholder (i) has not entered into any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted a proxy or power of attorney or entered into any other arrangement with respect to any of its Covered Shares, in each case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

(h)           Absence of Litigation. There is no action, suit, investigation or proceeding pending against or, to the knowledge of the applicable Stockholder, threatened against or otherwise affecting, such Stockholder or any of its or his or her properties or assets (including the Covered Shares) that would reasonably be expected to materially impair or materially delay the ability of such Stockholder to perform its or his or her obligations hereunder.

5.             Representations and Warranties of the Company. The Company, as of the date hereof, hereby represents and warrants to the Stockholders as follows:

(a)           The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by Enforceability Limitations.

(b)           The Company acknowledges and agrees that other than the representations expressly set forth in this Agreement, the Stockholders have not made, and are not making, any representations or warranties to the Company with respect to the Stockholders, the Merger Agreement or any other matter. The Company hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

6.             Additional Obligations.

(a)            From the date of this Agreement until the Termination Date, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional shares or other voting interests with respect to Parent (other than any Warrants), such shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of shares held by such Stockholders shall be deemed amended accordingly, and such shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall notify the Company of any such event.

(b)            From the date of this Agreement until the Termination Date, no Stockholder shall enter into any voting agreement or voting trust with respect to any of its Covered Shares or grant a proxy or power of attorney with respect to any of its Covered Shares, in either case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

7.             Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Mergers that such Stockholder may have under applicable law.

8.             Termination. This Agreement and all rights and obligations of the parties hereunder and thereunder, shall automatically terminate without further action and shall have no further force or effect as of the Termination Date; provided, that this Section 8 and Section 9 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 8 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any willful and material breach of this Agreement that occurred prior to such termination. For the avoidance of doubt, this Agreement shall not terminate upon a Parent Adverse Recommendation Change or Parent Intervening Event Recommendation Change unless the Merger Agreement is terminated in accordance with its terms.

9.             Miscellaneous.

(a)            Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(b)            Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties and any purported assignment in violation hereof shall be null and void ab initio. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

(c)            Amendment and Modification; Waiver. This Agreement may be amended or waived by any party hereto only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or in equity.

(d)            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that, (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, and (ii) the right of specific enforcement is an integral part of this Agreement and the transactions contemplated hereby and without that right, neither the Stockholder nor the Company would have entered into this Agreement or the Merger Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing each Stockholder’s obligations hereunder.

(e)            Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limitation the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for beach of this Agreement against, or seek to recover monetary damages for breach of this Agreement from, any Non-Recourse Party.

(f)             Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid or email:

If to the Stockholders, to the address for notice set forth on Schedule A hereto, with a copy (which shall not constitute notice) to:

Jacobs Private Equity II, LLC

Five America Lane

Greenwich, CT 06831

Email:                 [***]

Attention:          Austin Landow

if to Parent, to:

QXO, Inc.

Five America Lane

Greenwich, CT 06831

Email:                 [***]

Attention:          Chris Signorello, Chief Legal Office

and with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Email:                 sbarshay@paulweiss.com

                              nbogdanovich@paulweiss.com

                              srichards@paulweiss.com

Attention:          Scott A. Barshay

                              Nickolas Bogdanovich

                              Stan Richards

if to the Company, to:

TopBuild Corp.

475 North Williamson Boulevard.,

Daytona Beach, FL 32114

Email:                 [***]

Attention:          General Counsel

with a copy to:

Jones Day

250 Vesey Street

New York, NY 10281

Email:                 raprofusek@jonesday.com

blstulberg@jonesday.com

jhasson@jonesday.com

Attention:         Robert A. Profusek

                              Benjamin L. Stulberg

                              Jared P. Hasson

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that, if given by facsimile or email, such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

(g)            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

(h)            No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

(i)             Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(j)             Submission to Jurisdiction; Service of Process; Venue. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Action relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9(f) or in such other manner as may be permitted by applicable law, and nothing in this Section 9(j) will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Action to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Action arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Action in the Chosen Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the Company and each Stockholder agrees that a final judgment in any Action in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(k)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9(k).

(l)             Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto.

(m)            Entire Agreement. This Agreement, together with any schedule hereto, the Merger Agreement and any exhibit and schedule thereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

(n)             Interpretation. Section 7.14 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

(o)              Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

10.           Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TOPBUILD CORP.

By:	/s/ Luis Machado
Name: Luis Machado
Title: Vice President, General Counsel and Corporate Secretary

[Signature Page to Voting Agreement]

JACOBS PRIVATE EQUITY II, LLC

By:	/s/ Brad Jacobs
Name: Brad Jacobs
Title: Managing Member

[Signature Page to Voting Agreement]

Schedule A

Stockholder Name	Owned Shares	Address
Jacobs Private Equity II, LLC	0 shares of Common Stock; 900,000 shares of Convertible Perpetual Preferred Stock	Five America Lane, Greenwich, CT 06831